Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

Press Release – For Immediate Release

May 14, 2024

Muncy Columbia Financial Corporation Declares Dividend and
Authorizes New Treasury Stock Repurchase Program

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), announced that on May 14, 2024, the Corporation’s Board of Directors declared a regular quarterly cash dividend and authorized a new treasury stock repurchase program.

Dividend Declared

On May 14, 2024, the Corporation’s Board of Directors declared a regular quarterly cash dividend of $0.44 per share for the second quarter of 2024. The dividend is payable on June 13, 2024, to shareholders of record as of May 29, 2024. Year-to-date dividends declared in 2024 total $0.88 per share compared to $0.85 per share for the same period in 2023.

Share Repurchase Program

On May 14, 2024, the Corporation’s Board of Directors authorized a new treasury stock repurchase program. The program authorizes the repurchase of up to an additional 178,614 shares, or 5% of the Corporation's issued and outstanding common shares as of May 14, 2024.

As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases under the program may be made from time to time in the open market at prevailing prices, or through privately negotiated transactions.

The Board of Directors' authorization provides that: (1) the treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until the earlier of the date an aggregate of 178,614 shares of common stock has been purchased or May 14, 2026, or until suspended or terminated by this Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Corporation’s Employee Stock Purchase Plan.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties related to integration following the mergers of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc., forming Muncy Columbia Financial Corporation, and of The Muncy Bank and Trust Company with and into First Columbia Bank & Trust Company, forming Journey Bank; the risk that the anticipated benefits, cost savings and other savings from the mergers may not be fully realized or may take longer than expected to realize; potential impairment to the goodwill recorded in connection with the mergers; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.